SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

Metawave Communications Corporation (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24673 (Commission File Number)	91-1673152 (I.R.S. Employer Identification No.)

12525 Willows Road NE Suite # 130 Kirkland, WA 98034 (Address of principal executive offices)(Zip Code)

(425) 702-5600 (Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure

Metawave Communications Corporation, a Delaware corporation ("Metawave Communications"), has filed an Application of Final Decree with the United States Bankruptcy Court for the Western District of Washington in Case No. 03-11272. The Order of Final Decree was approved by the United States Bankruptcy Court on March 30, 2004, and is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

	99.1	Order of Final Decree, as approved by the United States Bankruptcy Court on March 30, 2004

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: April 16, 2004	By: /s/ Randy Scheer Randy Scheer Vice President of Finance

Mark Charles Paben, WSBA # 17710 PRESTON GATES & ELLIS LLP 925 Fourth Avenue Suite 2900 Seattle, WA 98104-1158 (206) 623-7580	Honorable Samuel J. Steiner Chapter 11 Ex Parte

UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

In re: METAWAVE COMMUNICATIONS CORPORATION, Debtor.	No. 03-11272 ORDER OF FINAL DECREE

THIS MATTER having come before the Court pursuant to the Debtor’s Application For Final Decree; no notice or hearing being required under the circumstances; the Court having considered the Application, and having found that (a) the requested relief should be granted, and (b) the final decree should be entered pursuant to the Debtor’s Plan of Liquidation confirmed by order dated January 9, 2004;

NOW, THEREFORE, it is hereby ORDERED:

A final decree is hereby entered, and this chapter 11 case is hereby closed, with jurisdiction of this Court, and the ability to reopen the case, retained pursuant to Article XVI of the confirmed Plan of Liquidation.

DATED this 30 th day of March, 2004.

_/s/__Samuel J. Steiner

The Honorable Samuel J. Steiner

UNITED STATES BANKRUPTCY JUDGE

Presented by:

PRESTON GATES & ELLIS LLP

By___/s/Mark Charles Paben

Mark Charles Paben, WSBA # 17710

Attorneys for Metawave Communications Corporation

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